Exhibit 10.53

Ref. No A-132/B-18

Date: 01st July 2018

To : Flowi Facility Management

P O Box 128838

Dubai

United Arab Emirates

Subject: Renewal of Service Agreement dated 01st April 2017

Dear Sirs,

With reference to Clause 15.3 of the Service Agreement between Brooge Petroleum and Gas Investment Company FZC and Flowi Facility Management LLC dated 01st April 2017 and letter ref: A-097/B17 dated 24-August-17, we are pleased to advice you that aforementioned service agreement is hereby renewed for a further year upto 01st September 2019 .

Thank you and Kind Regards,

Yours Faithfully,

/s/ Nicolaas Paardenkooper

For and on behalf of Brooge Petroleum and Gas Investment Company FZC

Nicolaas Paardenkooper

General Manager

Abu Dhabi, UAE
Tel + 971 2 633 3149
Fax + 971 2 633 3152
www.bpgic.com	E-mail: info@bpgic.com